For Immediate Release

PNTV SIGNED MANAGEMENT AGREEMENT WITH GLFI INC TO OPERATE, FUND AND EXPAND INTERNATIONAL MARKETS STARTING WITH 400 ACRES OF LAND IN JUJUY ARGENTINA

An 8k Was Filed Today With The Details Of The Management Agreement Between PNTV and GLFI, and NASDAQ Confirmed GLFI, Inc. Was Approved to Reserve the Symbol “GLFI”.

LAS VEGAS, NV (August 6th, 2019) Player’s Network, Inc. (OTCQB: PNTV), a rapidly growing international company in the adult-use and medical marijuana industry, with operations in Las Vegas, Nevada and Jujuy Argentina, announced today that the company filed an 8k that contains the terms of its Management Agreement between PNTV and GLFI, a newly formed subsidiary created for the company’s international operations.

Previously announced, PNTV elected to establish a new company in lieu of pursuing a name change to Green Leaf Farms International. The newly formed company will not hold any US cannabis-related assets of any kind.

The previous press release referred to a Teaming Agreement which we have now defined as a Management Agreement. This structure is expected to eliminate the restrictions that institutional funding sources currently have when investing directly in US public companies that are in cannabis. To clarify, the company’s structure and holdings include Green Leaf Farm’s Holdings in North Las Vegas, which will still maintain all of PNTVs US cannabis business, while our new company, GLFI, will be managing the company’s international business and interests.

PNTV maintains majority ownership in GLFI and will be utilizing GLFI’s flexible capital structure to attract investments to finance the development and management of the company’s international operation in Argentina and beyond. The fundamental structure of GLFI was designed to accept large capital investments due to a fair valuation which more accurately reflects its true market value. Furthermore, GLFI is positioning itself to meet all the requirements to qualify as a NASDAQ listed company and received confirmation from NASDAQ that its request to reserve the ticker symbol “GLFI” has been approved and is now reserved for them.

The details of the offering and capitalization of GLFI should be released in the next few weeks.

The general terms of the Management Agreement are that PNTV will be contributing the infrastructure in Jujuy that has been built to date. This includes the land preparation the size of 6 football fields, the installation of security systems, 46,000 sq. ft. of greenhouses, top-quality genetics (cannabis seeds), and more. GLFI, the party responsible for funding the operation, has the right to recover the additional capital investment through distributing its profits to the direct investors in GLFI. This cash distribution will be in the form of redemption of newly issued GLFI preferred shares. Once all shares have been redeemed both companies will split the profits 50/50.

PNTV CEO Mark Bradley states; “it’s exciting to be a first mover in Argentina while positioning the company as a leader in the international cannabis market.” Bradley continues; “our success requires a vehicle to raise the appropriate capital without the current restrictions of a US-listed micro-cap company in cannabis. Organizing the company as our international investment and management company enables GLFI to raise capital without diluting PNTV’s existing shareholders or spinning off any of its assets. I believe once investors understand the entire structure and how we are positioning GLFI for a future NASDAQ listing will gain substantial interest from institutional investors, brokers and family offices who are currently prohibited from buying small-cap cannabis stocks.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of equity securities will be made only by means of a private offering memorandum.

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About Player’s Network (stock symbol PNTV)

Player’s Network is a rapidly growing company in the marijuana industry with licensed grow operations in Las Vegas, Nevada and Jujuy, Argentina. Over the last 2 years the Company has gone from a development stage company to a fully operational cannabis business. The business strategy is to grow by acquisitions, joint ventures, and new market opportunities in the US and Internationally. Cannabis is legal for medical use in 30 States plus DC. It is legal for adult recreational use in 9 States plus DC. The entire country of Canada legalized marijuana adult use in October 2018. The Company believes this trend of legalization of marijuana in the US and worldwide will continue and create tremendous growth opportunities for shareholders.

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Information about Forward-Looking Statements

This press release contains “forward-looking statements” that include information relating to future events. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. Important factors that could cause these differences include, but are not limited to: inability to gain or maintain licenses, reliance on unaudited statements, the Company’s need for additional funding, governmental regulation of the cannabis industry, the impact of competitive products and pricing, the demand for the Company’s products, and other risks that are detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Players Network, please refer to the Company’s recent Securities and Exchange Commission filings, which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Player’s Network Contacts:

Investor Inquiries:

Interview Requests & Media Inquiries with Management

David Klepinger, Investor Relations Manager

Email: dklepinger@playersnetwork.com

Office: 702.840.3283

Interview Requests & Media Inquiries (General):

Brett H. Pojunis, Director

Email: bpojunis@playersnetwork.com

Office: 702.840.3272